AMENDED STOCK OPTION GRANT

Agreement dated as of the 15th day of day of October, 2008 by and between Westcoast Lending Group, Inc., a Nevada corporation, or its successors or assigns, whose address is for purposes of this Agreement, c/o Private Capital Group, 486 W 50 N American Fork, UT 84003 ("Optionee") and Interline Resources Corporation, a Utah corporation, whose address is 160 West Canyon Crest, Alpine, Utah 84404 (the "Corporation").

WITNESSETH

WHEREAS, in order for NorthCut Refining LLC ("Northcut") to secure additional financing for the completion and operation of its crude topping plant in the amount of One Hundred Thousand and Noll 00 Dollars ($100,000.00) on April 17, 2008, the Corporation, as the majority member of Northcut, found it to be necessary to offer an option to purchase its shares at the current market value;

WHEREAS, Optionee desired to obtain the right to purchase shares of the Corporation for two (2) years from the date thereof at their current market value;

WHEREAS, Optionee was and is currently a participant in that certain loan made to NorthCut Refining, LLC, governed by a Promissory Note, Deed of Trust, All Assets Security Agreement, Construction Loan Agreement, and other loan documents dated September 10,2007, as amended;

WHEREAS, Optionee desired to provide the requested funds to Northcut, and therefore increase the indebtedness of Northcut and the Corporation to Optionee, in exchange for the grant contained herein; and

WHEREAS, the Corporation desired to give Optionee the option to purchase stock at the current market value for a period of two (2) years for making the Loan Addition.

WHEREAS, because Northcut has requested from Optionee to further advance funds to complete and operate its crude topping plant (the "Loan Addition"), the Corporation, as the majority member of Northcut, finds it necessary to amend Optionee's prior option so that it may purchase shares of the Corporation at a value of fifty cents($.50)per share;

WHEREAS, the Corporation now desires to grant Optionee the option to purchase stock at fifty cents ($.50) per share for a period of five (5) years for making the Loan Addition.

NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

1. Corporation and Optionee acknowledge and agree that the Option is granted as compensation and consideration for it making the Loan Addition.

2. Amended Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby amends the April 17, 2008 grant to Optionee and does

1

hereby grant to Optionee an exclusive irrevocable option (the "Option") to purchase Fifty Thousand (50,000) of the Corporation's One Hundred Million (100,000,000) shares of common stock ("Shares"), at an exercise price of $0.50 per share (the "Exercise Price").

3. This amended Option shall have a term of five (5) years, measured from October 15, 2008 and shall accordingly expire at the close of business on October 14, 2013 (the "Expiration Date").

4. Manner of Exercising Option. The Optionee may exercise the Option with respect to all or a portion of the Shares at any time, or from time to time, on or before the Expiration Date. In order to exercise the Option, Optionee shall execute and deliver to the Corporation a duly completed Notice of Exercise in the form attached hereto as Exhibit 1 at any time prior to the Expiration Date.

5. Action Upon Delivery of Notice of Exercise. Upon the delivery by the Optionee ofa Notice of Exercise as provided herein, the Corporation will, within five (5) business days, take all action and execute all documents and instruments necessary or desirable to effect the transfer of the requisite Shares to the Optionee as contemplated by this Agreement.

6. Time, Place and Manner of Closing. Upon exercise by the Optionee, the closing of the transaction contemplated hereby (the "Closing") will be held at the offices of the Corporation, or such other place as the parties may agree, within five (5) days of the receipt by the Corporation of the Notice of Exercise. At the Closing, the Corporation shall deliver to the Optionee certificate(s) representing the number of Shares of the Corporation issuable upon such exercise against payment of an amount equal to the product obtained by multiplying the number of Shares of the Corporation being purchased upon such exercise by the then effective Exercise Price ("the "Exercise Amount") in immediately available funds. In the case of a partial exercise of the Option, the Corporation and the Optionee shall cancel this Agreement and shall execute a new Agreement of like tenor and date for the balance of the Shares purchasable hereunder.

7. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

8. Assignment. Optionee may assign its option at any time without the prior consent of the Corporation.

9. Entire Agreement. This Agreement contains the entire agreement among the members concerning its subject matter, and it replaces all earlier agreements among them, whether written or oral, concerning its subject matter.

10. Incorporation of Exhibits. All documents identified in this Agreement as exhibits to the Agreement are hereby incorporated in the Agreement and made an integral part of it.

II. Governing Law. This Agreement shall be governed exclusively by the laws of the State of Utah (exclusive of its laws governing conflicts of law).

12. Notices. All notices under this Agreement shall be in writing. They shall be sent by fax or by registered U.S. mail, return receipt requested, to the parties at their respective addresses as stated on the first page of this Agreement. A party may change the party's address at any time upon reasonable notice to the other party. Notices shall be deemed to have been received when actually received.

13. Captions. Captions in this Agreement are for convenience only and shall be deemed irrelevant in construing the provisions of the Agreement.

14. Severability. If any arbitrator or court finds any provision of this Agreement to be invalid or unenforceable:

The arbitrator or court shall enforce the provision to the maximum lawful extent; and The arbitrator's or court's finding of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

15. Waivers. No express or implied waiver by any party of any right of the party under this Agreement in any specific circumstance shall be considered to waive any right of the party in any other circumstance.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

THE CORPORATION: INTERLINE RESOURCES CORPORATION, A Utah corporation.

 Signature: /s/ Michael R. Williams

By: Michael R. Williams Its: President

OPTIONEE: WESTCOAST LENDING GROUP, INC., A Nevada corporation

Signature: _ By: _ Its: _

3

EXIDBIT 1

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise the option to purchase 100,000 shares of Interline Resources Corporation, Inc.'s 100,000,000 common stock, pursuant to that certain Stock Option Grant dated the 17th day of April, 2008, as amended October 15, 2008, between Interline Resources Corporation, and Westcoast Lending Group, Inc. The undersigned shall deliver the Exercise Amount to Interline Resources Corporation at the Closing which shall take place no later than five (5) days after the date of this Notice of Exercise.

All capitalized terms contained herein shall have the meaning as set forth in that certain Stock Option Grant identified above.

WESTCOAST LENDING GROUP, INC.,

A Nevada corporation

Signature:__________________

By:________________________

 Its: _______________________